EXECUTION VERSION

Dated 28 November 2023
Trust Deed
Constituting
USD 500,000,000 4.250 per cent. Guaranteed Senior Unsecured Convertible Bonds due 2028
Convertible into Ordinary Shares of Sibanye Stillwater Limited between
Stillwater Mining Company
as Issuer
Sibanye Stillwater Limited
Eastern Platinum Proprietary Limited
Kroondal Operations Proprietary Limited
Sibanye Gold Proprietary Limited
Sibanye Rustenburg Platinum Mines Proprietary Limited
Western Platinum Proprietary Limited
as Guarantors
and
BNY Mellon Corporate Trustee Services Limited
as Trustee
White & Case llp
5 Old Broad Street
London EC2N 1DW

EMEA 146496262

Table of Contents
Page

EMEA 146496262	(i)

This Trust Deed is made on 28 November 2023
Between:
(1)Stillwater Mining Company, a corporation incorporated under the laws of the State of Delaware (the “Issuer”);
(2)Sibanye Stillwater Limited, a public company with limited liability incorporated under the laws of the Republic of South Africa (the “Company”);
(3)Eastern Platinum Proprietary Limited, Kroondal Operations Proprietary Limited, Sibanye Gold Proprietary Limited, Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited, each a private company with limited liability incorporated under the laws of the Republic of South Africa (together with the Company, the “Guarantors”); and
(4)BNY Mellon Corporate Trustee Services Limited, a company incorporated under the laws of England and Wales, whose registered office is at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders (as defined below).
Whereas:
(1)Pursuant to a resolution of the board of directors of the Issuer passed on 17 November 2023, the Issuer resolved to issue the USD 500,000,000 in aggregate principal amount of 4.250 per cent. guaranteed senior unsecured convertible bonds due 2028 to be constituted by this Trust Deed.
(2)Pursuant to a resolution of the board of directors of each Guarantor passed on 16 November 2023 for each of Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited, and 19 November 2023 for each of the Company, Sibanye Gold Proprietary Limited, Kroondal Operations Proprietary Limited and Eastern Platinum Proprietary Limited, each Guarantor has agreed to give a guarantee in respect of the USD 500,000,000 in aggregate principal amount of 4.250 per cent. guaranteed senior unsecured convertible bonds due 2028 and to enter into certain covenants as set out in this Trust Deed.
(3)Any Bonds in definitive form will be in registered form without coupons.
(4)The Trustee has agreed to act as trustee of these presents for the benefit of the Bondholders upon and subject to the terms and conditions of these presents.
Now this Trust Deed Witnesses and it is agreed and declared as follows:
1.Interpretation
1.1Definitions
In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings and words not defined herein have the meaning given to them in the Conditions:
“Agency Agreement” means the agreement appointing the initial Principal Paying, Transfer and Conversion Agent, Paying, Transfer and Conversion Agents and Registrar in relation to the Bonds and any other agreement for the time being in force appointing Successor paying, transfer and conversion agents and/or successor registrars in relation to the Bonds, or in

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connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Bonds;
“Appointee” means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;
“Agents” means the Principal Paying, Transfer and Conversion Agent, any other Paying, Transfer and Conversion Agent, the Registrar and any other agents appointed under the Agency Agreement or any of them;
“Authorised Signatory” means any person who (a) is a chair of the board of directors, chief executive officer, chief financial officer, director or the secretary of the Issuer or the relevant Guarantor (as the case may be) or (b) has been notified by the Issuer in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the relevant Guarantor (as the case may be) for the purposes of this Trust Deed;
“Bonds” means the Bonds in registered form comprising the said USD 500,000,000 in aggregate principal amount of 4.250 per cent. guaranteed senior unsecured convertible bonds due 2028 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Bonds issued pursuant to Condition 13, any further Bonds issued in accordance with Condition 18 and Clause 2.4 and (except for the purposes of Clause 2.4(d)) the Global Certificate;
“Bondholders” means the several persons who are for the time being holders of the Bonds (being the persons whose names are entered in the register of holders of the Bonds as the holders thereof, or in the case of a joint holding, to the joint holder whose name appears first on the register of Bondholders in respect of such holding) save that, for so long as such Bonds or any part thereof are represented by the Global Certificate deposited with a common depositary for Euroclear and Clearstream, Luxembourg or, in respect of Bonds in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Bonds shall be deemed to be the holder of such principal amount of such Bonds (and the registered holder of the relevant Bond shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest accrued on such principal amount of such Bonds, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such principal amount of such Bonds in accordance with and subject to its terms and the provisions of these presents; and the words “holder” and “holders” and related expressions shall (where appropriate) be construed accordingly;
“Certificate” means a Global Certificate or a Definitive Certificate;
“Clearstream, Luxembourg” means Clearstream Banking S.A.;
“Conditions” means the Conditions in the form set out in Schedule 2 as the same may from time to time be modified or supplemented in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Bonds be construed accordingly;

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“Definitive Certificates” has the meaning set out in subclause 3.1;
“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail and facsimile transmission and (ii) secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by any Agent or the Trustee, or another method or system specified by any Agent or the Trustee as available for use in connection with its services hereunder;
“Euroclear” means Euroclear Bank S.A./N.V.;
“Event of Default” means any of the conditions or events described in Condition 10;
“Extraordinary Resolution” has the meaning set out in paragraph 1 of Schedule 3;
“Global Certificate” means the global certificate in respect of the Bonds to be issued pursuant to subclause 3.1 in the form or substantially in the form set out in Schedule 1;
“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges but excluding, for the avoidance of doubt, tax liabilities arising to the Trustee by reference to its income or profits in respect of the remuneration described herein) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;
“Material Subsidiary” has the meaning given to such term in the Conditions;
“outstanding” means in relation to the Bonds all the Bonds issued other than:
(a)those Bonds which have been redeemed pursuant to these presents;
(b)those Bonds in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) payable thereon) have been duly paid to the Trustee or to the Principal Paying, Transfer and Conversion Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Bondholders in accordance with Condition 17) and remain available for payment (against presentation of the relevant Bond, if required);
(c)those Bonds in respect of which Conversion Rights have been exercised and all obligations of the Issuer duly performed in relation thereto;
(d)those Bonds which have been purchased and cancelled in accordance with Condition 7;
(e)those Bonds which have become void under Condition 12;
(f)those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 13;
(g)(for the purpose only of ascertaining the principal amount of the Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13; and
(h)the Global Certificate to the extent that it shall have been exchanged for Bonds in definitive form pursuant to its provisions;

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provided that for each of the following purposes, namely:
(i)the right to attend and vote at any meeting of the Bondholders or any of them, an Extraordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing System(s) as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Bonds;
(ii)the determination of how many and which Bonds are for the time being outstanding for the purposes of subclause 8.1, Conditions 10, 14 and 15 and paragraphs 4, 7 and 9 of Schedule 3;
(iii)any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders or any of them; and
(iv)the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Bondholders or any of them, those Bonds (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, any Guarantor or any member of the Group and not cancelled in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;
“Paying, Transfer and Conversion Agents” means the several institutions (including where the context permits the Principal Paying, Transfer and Conversion Agent) at their respective specified offices initially appointed as Paying, Transfer and Conversion Agents in relation to the Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor paying, transfer and conversion agents in relation to such Bonds;
“Potential Event of Default” means any condition or event which, with the lapse of time and/or the issue, making or giving of any notice or certification and/or the fulfilment of any similar condition, would constitute an Event of Default;
“Principal Paying, Transfer and Conversion Agent” means the institution at its specified office initially appointed as principal paying, transfer and conversion agent in relation to such Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Bonds;
“Registrar” means the institution at its specified office initially appointed as the registrar in relation to the Bonds by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor registrar in relation to such Bonds;
“Relevant Date” has the meaning set out in Condition 3;
“repay”, “redeem” and “pay” shall each include both the others and cognate expressions shall be construed accordingly;
“Subsidiary” has the meaning set out in Condition 3;
“Successor” means, in relation to the Principal Paying, Transfer and Conversion Agent, the other Paying, Transfer and Conversion Agents and the Registrar, any successor to any one or more of them appointed in relation to the Bonds which shall become such pursuant to the provisions of these presents, the Agency Agreement and/or such other or further principal paying, transfer and conversion agent, paying, transfer and conversion agents and/or registrar

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(as the case may be) in relation to such Bonds as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same place as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Bondholders pursuant to subclause 14.1(j) in accordance with Condition 17;
“these presents” means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Bonds and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;
“Transaction Documents” means these presents, the Agency Agreement and the Calculation Agency Agreement or any of them;
“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;
“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000;
“USD” means the lawful currency for the time being of the United States of America;
words denoting the singular shall include the plural and vice versa;
words denoting one gender only shall include the other genders; and
words denoting persons only shall include firms and corporations and vice versa.
1.2Construction of Certain References
(a)All references in these presents to principal, premium and/or other amounts payable in respect of the Bonds or to any moneys payable by the Issuer and/or the Guarantors under these presents shall be deemed to include a reference to any Cash Settlement Amount(s) payable in accordance with the Conditions upon exercise of any Conversion Rights (if applicable) and, in the case of amounts of principal and/or premium payable, a reference to any specific redemption price (as defined in the relevant Conditions) and, in any case, a reference to any additional amounts which may be payable under Condition 9 or, if applicable, under any undertaking or covenant given pursuant to subclause 14.1(l) or subclause 21.3(b).
(b)All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory instrument, order, regulation or other subordinate legislation made thereunder and, except where the contrary is stated or the context otherwise required, any amendment, extension, consolidation, modification, re-enactment or replacement of it, for the time being in force.
(c)All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.
(d)All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in

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such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.
(e)All references in these presents to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantors.
(f)All references in these presents to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system as is approved by the Trustee.
(g)In this Trust Deed references to Schedules, clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.
(h)In these presents tables of contents and clause headings are included for ease of reference and shall not affect the construction of these presents.
(i)All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Bonds.
2.Covenant to Repay the Bonds
1.1The aggregate principal amount of the Bonds is limited to USD 500,000,000.
1.2The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in USD in immediately available funds the principal amount of the Bonds repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Bonds at the rates calculated from time to time in accordance with Condition 5 and on the dates provided for in the Conditions provided that:
(a)every payment of principal or interest in respect of the Bonds to or to the account of the Principal Paying, Transfer and Conversion Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Bondholders;
(b)in any case where payment of principal is made to the Trustee or the Principal Paying, Transfer and Conversion Agent after the due date, interest shall continue to accrue on the principal amount of the Bonds (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid up to and including the date on which either the full amount is paid to the Bondholders or, if earlier, the fourth day after notice has been given to the Bondholders in accordance with the Conditions that the full amount has been received by the Principal Paying, Transfer and Conversion Agent or the Trustee except, in the case of payment to the Principal Paying, Transfer and Conversion Agent, to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Bondholders; and

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(c)in any case where payment of the whole or any part of the principal amount of any Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (b) above) interest shall accrue on that principal amount payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Bond, payment of the full amount (including interest as aforesaid) in USD payable in respect of such Bond is made or (if earlier) the fourth day after notice is given to the relevant Bondholder (in accordance with Condition 17) that the full amount (including interest as aforesaid) in USD payable in respect of such Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.
The Trustee will hold the benefit of this covenant on trust for the Bondholders and itself in accordance with these presents.
1.3Trustee’s Requirements Regarding Paying, Transfer and Conversion Agents
At any time after an Event of Default or a Potential Event of Default shall have occurred, the Trustee may:
(a)by notice in writing to the Issuer, the Guarantors, the Principal Paying, Transfer and Conversion Agent, the Registrar and the other Paying, Transfer and Conversion Agents require the Principal Paying, Transfer and Conversion Agent, the Registrar and the other Paying, Transfer and Conversion Agents pursuant to the Agency Agreement:
(i)to act thereafter as Principal Paying, Transfer and Conversion Agent, Registrar and Paying, Transfer and Conversion Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying, Transfer and Conversion Agents and the Registrar shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Bonds and available for such purpose) and thereafter to hold all Bonds and all sums, documents and records held by them in respect of the Bonds on behalf of the Trustee; or
(ii)to deliver up all Bonds and all sums, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying, Transfer and Conversion Agents or the Registrar, as the case may be is obliged not to release by any law or regulation; and/or
(b)by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying, Transfer and Conversion Agent; with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn proviso (a) to subclause 2.3 of this Clause relating to the Bonds shall cease to have effect.

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1.4Further Issues
(a)The Issuer may from time to time, without the consent of the Bondholders, create and issue further Bonds having the same terms and conditions in all respects as the Bonds (or in all respects except for the first payment of interest on them or the first date on which Conversion Rights may be exercised or where satisfaction of the Share Settlement Condition is required as a pre-condition to the exercise of Conversion Rights) so as to be consolidated and form a single series with the Bonds.
(b)Any further Bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above so as to form a single series with the Bonds and/or the further Bonds shall be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer and the Guarantors shall prior to the issue of any further Bonds to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of subclause 2.2 in relation to the principal, premium, interest, (if any) and any other amounts payable in respect of such further Bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further Bonds.
(c)A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantors on its duplicate of this Trust Deed.
(d)Whenever it is proposed to create and issue any further Bonds or notes the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention so to do stating the amount of further Bonds or notes proposed to be created and issued.
3.Form and Issue of Bonds
1.1The Bonds shall be represented initially by the Global Certificate which the Issuer shall issue to a common depositary for Euroclear and Clearstream, Luxembourg on terms that such common depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Bonds in definitive form (“Definitive Certificates”) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream, Luxembourg for the time being.
1.2The Global Certificate shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile. The Global Certificate shall be in the aggregate principal amount of USD 500,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar. The Global Certificate so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by registration of transfer in respect thereof in accordance with the provisions of these presents.
1.3The Issuer shall issue the Definitive Certificates in exchange for the Global Certificate in limited circumstances and in accordance with the provisions thereof.
1.4The Bonds in definitive form shall be in registered form and shall be issued in the form or substantially in the form set out in Schedule 2 in the denomination and transferable in units of USD 200,000 each or integral multiples thereof, shall be serially numbered and shall be

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endorsed with a Form of Transfer in the form or substantially in the form also set out in Schedule 2 and with the Conditions. Title to the Bonds in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.
1.5The Definitive Certificates shall be signed manually or in facsimile by an authorised representative of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar.
1.6The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a person duly authorised by the Issuer or is an authorised representative of the Issuer as referred to in subclauses 3.2 and 3.5 above notwithstanding that at the time of issue of the Global Certificate or any of the Definitive Certificates, as the case may be, he may have ceased for any reason to be so authorised or to be the holder of such office. The Definitive Certificates so signed shall be binding and valid obligations of the Issuer.
4.Fees, Duties and Taxes
1.1The Issuer will pay any stamp, issue, registration, documentary and other similar fees, duties and taxes, including interest and penalties, payable in Belgium, Luxembourg, the United Kingdom, the United States or the Republic of South Africa on or in connection with (a) the execution and delivery of these presents and (b) the constitution and original issue of the Bonds. The Issuer will also pay any stamp, issue, registration, documentary and other similar fees, duties and taxes, including interest and penalties, payable in any relevant jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Bondholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.
1.2The Issuer or relevant Guarantor shall notify the Trustee in the event that it determines that any payment to be made by the Trustee under the Bonds is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s or relevant Guarantor’s obligation under this Clause 4.2 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Bonds or both.
For the purposes of this Clause 4.2, the following terms shall have the following meanings:
“Code” means the US Internal Revenue Code of 1986, as amended; and
“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.
5.Covenant of Compliance and Guarantee
1.1Each of the Issuer and the Guarantors severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantors and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantors under the Bonds as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Bonds.

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1.2The Company hereby irrevocably and unconditionally undertakes to the Trustee that it will (i) in the event of failure of the Issuer to perform the same when due to be performed, procure the performance by the Issuer of all obligations to be performed by the Issuer with respect to the Conversion Rights as provided in the Conditions, and (ii) subject to the satisfaction of the Share Settlement Condition, issue or transfer and deliver such number of new and/or existing Ordinary Shares (and, if applicable, any Additional Ordinary Shares) to the relevant Bondholder by such date and in all respects as required by and in accordance with these presents and the Conditions.
1.3The Company undertakes to the Trustee that it will, so long as any Conversion Right remains exercisable, save with the approval of an Extraordinary Resolution of the Bondholders or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, comply with each of the applicable undertakings set out in Condition 11.
1.4Each of the Guarantors hereby irrevocably and unconditionally, jointly and severally and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of the Issuer, guarantees to the Trustee payment in accordance with the provisions of these presents of the principal of and premium (if any) and interest on the Bonds and of any other amounts payable by the Issuer under these presents as and when the same become due and payable.
1.5If the Issuer fails for any reason whatsoever to pay any such principal, premium interest or other amount payable in accordance with these presents and the Conditions as and when the same become due and payable, the Guarantors shall cause each and every such payment to be made as if the Guarantors instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Bond or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer.
1.6If any sum which, although expressed to be payable by the Issuer under these presents or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantors, the Trustee or any Bondholder) not recoverable from a Guarantor on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a separate and additional liability under these presents each Guarantor agrees, on a joint and several basis, as a primary obligation, to indemnify each of the Trustee and each Bondholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Bonds or these presents (as the case may be) and to indemnify, on a joint and several basis, the Trustee and each Bondholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.
1.7If any payment received by the Trustee or any Bondholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantors and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantors shall, on a joint and several basis, indemnify the Trustee and the Bondholders (as the case may be) in respect thereof provided that the obligations of the Issuer and/or the Guarantors under this subclause shall, as regards each payment made to the Trustee or any Bondholder which is avoided or set aside, be contingent

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upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.
1.8Each Guarantor hereby agrees that its obligations under this clause shall be unconditional and that each Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Bondholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to subclause 19.1, whether or not there have been any dealings or transactions between the Issuer, any of the Bondholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of any Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.
1.9Without prejudice to the provisions of subclause 8.1 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with any Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Bondholders.
1.10Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from such Guarantor or otherwise.
1.11If any moneys shall become payable by the Guarantors under this guarantee, no Guarantor shall, so long as the same remain unpaid, without the prior written consent of the Trustee:
(a)in respect of any amounts paid or payable by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or any such obligation to make payment; or
(b)in respect of any other moneys for the time being due to such Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;
(including in either case claiming the benefit of any security or right of set-off or contribution or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash,

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property or securities, shall be received by any Guarantor before payment in full of all amounts payable under these presents shall have been made to the Bondholders and the Trustee, such payment or distribution shall be received by the relevant Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 9.
1.12Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:
(a)refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantors shall not be entitled to the benefit of the same; and
(b)hold in a suspense account any moneys received from any Guarantor or on account of the Guarantors’ liability under this guarantee, without liability to pay interest on those moneys.
1.13The obligations of each Guarantor under these presents constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 2) unsecured obligations of the relevant Guarantor and rank and will rank at all times equally in right of payment with all other existing and future unsecured (subject to Condition 2) and unsubordinated indebtedness of the relevant Guarantor, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.
1.14The Trustee will hold the benefit of the covenants in subclauses 5.1, 5.2and 5.3 and of the guarantee upon trust for itself and the Bondholders according to its and their respective interests.
6.Cancellation of Bonds and Records
1.1The Issuer shall procure that all Bonds (a) redeemed, (b) in respect of which Conversion Rights are exercised, (c) purchased and surrendered for cancellation by or on behalf of the Issuer, any Guarantor or any member of the Group, (d) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 13 or (e) exchanged as provided in these presents shall forthwith be cancelled by the Principal Paying, Transfer and Conversion Agent and a certificate stating:
(a)the aggregate principal amount of Bonds which have been redeemed;
(b)the serial numbers of such Bonds in definitive form (if applicable);
(c)the aggregate principal amount of Bonds (if any) which have been purchased by or on behalf of the Issuer, any Guarantor or any member of the Group and cancelled and the serial numbers of such Bonds in definitive form; and
(d)the aggregate principal amounts of Bonds which have been so exchanged or surrendered and replaced and the serial numbers of such Bonds in definitive form shall be given by the Principal Paying, Transfer and Conversion Agent to the Trustee as soon as practicable and in any event within four months after the date of redemption, purchase, payment, exchange or replacement (as the case may be) takes place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Bonds and of cancellation of the relative Bonds.

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1.2The Issuer shall procure (i) that the Principal Paying, Transfer and Conversion Agent shall keep a full and complete record of all Bonds and of their redemption, cancellation, payment or exchange (as the case may be) and of all replacement Bonds issued in substitution for lost, stolen, mutilated, defaced or destroyed Bonds and (ii) that such records shall be made available to the Trustee at all reasonable times.
7.Enforcement
1.1The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against each of the Issuer and each Guarantor to enforce its obligations under these presents.
1.2Proof that as regards any specified Bond the Issuer or any of the Guarantors (as the case may be) has made default in paying any amount due in respect of such Bond shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds in respect of which the relevant amount is due and payable.
8.Action, Proceedings and Indemnification
1.1The Trustee shall not be bound to take any action in relation to these presents (including but not limited to the giving of any notice pursuant to Condition 10 or the taking of any proceedings and/or other steps mentioned in subclause 7.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding and in either case then only if it shall be indemnified and/or pre-funded and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.
1.2Only the Trustee may enforce the provisions of these presents. No Bondholder shall be entitled to proceed directly against the Issuer or the Guarantors to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.
9.Application of Moneys
All moneys received by the Trustee under these presents shall be held by the Trustee upon trust to apply them (subject to Clause 11):
(a)First, in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee;
(b)Secondly, in or towards payment pari passu and rateably of all principal, premium (if any) and other amounts then due and unpaid in respect of the Bonds; and
(c)Thirdly, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).
Without prejudice to this Clause 9, if the Trustee holds any moneys which represent principal, premium (if any) or other amounts payable in respect of Bonds which have become void or in respect of which claims have been prescribed under Condition 12, the Trustee will hold such moneys on the above trusts.

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10.Notice of Payments
The Trustee shall give notice to the Bondholders in accordance with Condition 17 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 8 and any payment so made shall be a good discharge to the Trustee.
11.Investment by Trustee
1.1If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 9 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal, premium (if any) and other amounts payable on the Bonds until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then the accumulated investments shall be applied under Clause 9. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Bondholders.
1.2Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.
12.Partial Payments
Upon any payment under Clause 9 (other than payment in full against surrender of a Bond) the Bond in respect of which such payment is made shall be produced to the Trustee or the Paying, Transfer and Conversion Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying, Transfer and Conversion Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.
13.Conversion
1.1Conversion Right
Subject as provided in the Conditions, the holder of each Bond will have the right (the “Conversion Right”) to (i) convert such Bond into fully paid Ordinary Shares or (ii) (if the relevant Conversion Date falls prior to the Share Conversion Start Date) require the Issuer to make payment to it in U.S. dollars of the relevant Cash Settlement Amount, in each case at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) during the Conversion Period.

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1.2Undertaking in Respect of Conversion Rights
The Company unconditionally and irrevocably undertakes to procure the due and punctual delivery/payment (as applicable) of the Cash Settlement Amount (if applicable) and Ordinary Shares (if applicable), in the manner and by the time required by the Conditions, required to be delivered/paid to Bondholders upon exercise of Conversion Rights.
1.3Adjustment to the Conversion Price
The Company hereby undertakes to and covenants with the Trustee that, so long as any of the Bonds remains outstanding, whenever the Conversion Price falls to be adjusted pursuant to the Conditions:
(a)it will as soon as practicable deliver to the Trustee a certificate signed by two Authorised Signatories (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require (provided that the Trustee shall have no duty to monitor or investigate the content of such certificate and shall be entitled to assume that all information contained in such certificate is true, accurate and complete, in all respects); and
(b)it or the Issuer will within 14 days thereafter give notice to the Bondholders in accordance with Condition 17 of the adjustment to the Conversion Price.
1.4Conversion Notice
If the Company considers modifying, from time to time, the Conversion Notice to include any further, or amend any existing, provisions as may be required to enable the Company to effect the delivery of the Ordinary Shares to Bondholders in accordance with the Conditions, it should give reasonable advance notice thereof to the Trustee. Any such proposed modification shall only be made if the Trustee determines that any such modification is not, in its opinion, materially prejudicial to the interests of the Bondholders pursuant to Clause 19.2.
14.Covenants by the Issuer and Guarantors
1.1So long as any of the Bonds remains outstanding, each of the Issuer and each of the Guarantors severally covenants with the Trustee that it shall:
(a)so far as permitted by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require to perform its functions and in such form as it shall reasonably require (including without limitation the procurement by the Issuer or any Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to subclause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;
(b)at all times keep and procure the Material Subsidiaries to keep proper books of account and, so far as permitted by applicable law, allow and procure the Material Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer or the Guarantors has no reasonable objection access to such books of account at all reasonable times during normal business hours;
(c)send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantors) two copies in English of every

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balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Bondholders) as soon as practicable after the issue or publication thereof;
(d)immediately give notice in writing to the Trustee upon becoming aware of the occurrence of any Event of Default or any Potential Event of Default, De-listing Event or Change of Control;
(e)give to the Trustee (a) within 14 days after demand by the Trustee therefor and (b) (without the necessity for any such demand) within 14 days from the publication of its annual audited consolidated accounts, a certificate in or substantially in the form set out in Schedule 4 signed by two Authorised Signatories of the Company to the effect that, to the best of their knowledge, as at a date not more than seven days before the date of such certificate (the “certification date”), there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Issuer or the relevant Guarantor (as the case may be) has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;
(f)so far as permitted by applicable law, at all times execute all such further documents, and do all such acts and things as may be necessary in the reasonable opinion of the Trustee to give effect to these presents;
(g)procure the Principal, Transfer and Conversion Paying Agent to notify the Trustee forthwith in the event that the Principal Paying, Transfer and Conversion Agent does not, on or before the due date for any payment in respect of the Bonds or any of them, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Bonds;
(h)in the event of the unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds being made after the due date for payment thereof, forthwith give or procure to be given notice to the Bondholders in accordance with Condition 17 that such payment has been made;
(i)use all reasonable endeavours to ensure that the Bonds are admitted to the Open Market (Freiverkehr) of the Frankfurt Stock Exchange by no later than 90 days following the Closing Date and, once so admitted, to maintain such listing provided in each case that if (in the opinion of the Issuer) obtaining or maintaining such listing is not practicable, the Issuer shall use all reasonable endeavours to obtain and maintain a listing of the Bonds on an alternative stock exchange which would enable the Issuer (and the Guarantors if such obligation were to be applicable) to make payments of interest in respect of the Bonds free from withholding or deduction for or on account of taxation in South Africa and the United States and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

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(j)give notice or procure such notice is given in accordance with the Agency Agreement to the Bondholders in accordance with Condition 17 of any appointment, resignation or removal of any Paying, Transfer and Conversion Agent or Registrar (other than the appointment of the initial Paying, Transfer and Conversion Agents and Registrar) after having obtained the prior written approval of the Trustee thereto (such approval not to be unreasonably withheld or delayed) or any change of any Paying, Transfer and Conversion Agent’s or Registrar’s specified office and at least 14 days prior to such event taking effect;
(k)send to the Trustee, not less than 5 London business days prior to publication, the form of every notice to be given to the Bondholders in accordance with Condition 17 and obtain the prior written approval of the Trustee (other than in respect of the notice referred to in Clause 13.3(b), which shall not be required to be approved by the Trustee) to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Bondholders in accordance with Condition 17 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”) of a communication within the meaning of Section 21 of the FSMA));
(l)if payments of principal, premium or interest in respect of the Bonds by the Issuer or any Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the Republic of South Africa or the United States or any such political sub-division or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for (or, as the case may be, the addition to) the references therein to the Republic of South Africa or the United States or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid, such supplemental trust deed also (where applicable) to modify Condition 7.3 so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or thereof having power to tax;
(m)in order to enable the Trustee to ascertain the principal amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee, as soon as practicable upon being so requested in writing by the Trustee, a certificate in writing signed by two Authorised Signatories setting out the total number of Bonds which are at the date of such certificate held by, for the benefit of, or on behalf of, Issuer, any Guarantor or any member of the Group;
(n)in the case of the Company only, give to the Trustee at the same time as sending to it the certificates referred to in paragraph (e) above, a certificate by two Authorised Signatories listing those Subsidiaries of the Company which as at the certification date (as defined in paragraph (e) above) of the relevant certificate given under paragraph (e) above or, as the case may be, as at the first day on which the then latest audited consolidated accounts of the Company became available, were Material Subsidiaries for the purposes of the Conditions;

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(o)in the case of the Company only, give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the Company which thereby becomes a Material Subsidiary, a certificate by two Authorised Signatories to such effect;
(p)in the case of the Company only, give to the Trustee a certificate signed by two Authorised Signatories of the Company certifying that the designation of a Subsidiary as an Unrestricted Subsidiary by the Board of Directors of the Company complies with the conditions set out in the definition of “Unrestricted Subsidiary” in Condition 3, such certificate to be delivered as soon as reasonably practicable after such designation is made;
(q)deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, at such times as the Trustee may reasonably require; and
(r)comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Paying, Transfer and Conversion Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a)(i).
15.Remuneration and Indemnification of Trustee
1.1So long as any Bond is outstanding each of the Issuer and the Guarantors shall jointly and severally pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed and be payable up to and including the date when, all the Bonds having become due for redemption, the redemption monies and other amounts payable thereon have been paid to the Principal Paying, Transfer and Conversion Agent or the Trustee. However, if any payment to a Bondholder of moneys due in respect of any Bond is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.
1.2In the event of the occurrence of an Event of Default, Potential Event of Default, a Change of Control or a De-Listing Event, the Issuer and the Guarantors hereby agree that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the Issuer or any Guarantor to undertake duties which they agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under these presents, the Issuer and the Guarantors will jointly and severally pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time).
1.3The Issuer (failing whom, the Guarantors) shall, subject to receiving supporting evidence, in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax properly chargeable in respect of its remuneration under these presents which the Trustee determines is not otherwise recoverable.
1.4In the event of the Trustee and the Issuer or, as the case may be, the Guarantors failing to agree:
(a)(in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

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(b)(in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an investment bank of international repute (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, as the case may be, the Guarantors or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer or, as the case may be, the Guarantors) and the determination of any such investment bank shall be final and binding upon the Trustee, the Issuer and the Guarantors.
1.5Subject to Clause 17 and without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantors shall jointly and severally on demand by the Trustee indemnify on an after tax basis the Trustee and every Appointee and keep it or him indemnified against all Liabilities properly incurred by it (or any of its officers, employees or directors) or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or in respect of any other matter or thing done or omitted in any way relating to the Transaction Documents or in respect of any failure by the Issuer or the Guarantors to comply with their obligations to it under or in connection with these presents or any of the other Transaction Documents (including all Liabilities incurred in disputing or defending any of the foregoing).
1.6The Issuer and the Guarantors, jointly and severally, shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under these presents, including but not limited to properly incurred legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties properly paid or payable by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer to enforce any provision of these presents.
1.7All amounts payable pursuant to subclauses 15.5 and 15.6 above shall be payable by the Issuer and the Guarantors within 14 days of demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within seven days of such demand) carry interest at the rate of 1.5 per cent. per annum above the Base Rate (on the date on which payment was made by the Trustee) of National Westminster Bank Plc from the date such demand is made, and in all other cases shall (if not paid within 30 days after the date of such demand) carry interest at such rate from such thirtieth day.
1.8Each of Issuer and the Guarantors hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under Clauses 15.1, 15.5, 15.6 and 15.7 shall be made without set-off, counterclaim, deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, or withholding unless such withholding or deduction is required by law in which event the Issuer (or, as the case may be, the relevant Guarantor) will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer (or, as the case may be, the relevant Guarantor) to the Trustee under Clauses 15.1, 15.5, 15.6 and 15.7 in the absence of any such set-off, counterclaim, deduction or withholding.
1.9If the Issuer pays to the Trustee any additional amount pursuant to Clause 15.8, the Trustee shall, as soon as reasonably practicable upon becoming aware of having received a credit for or a refund of tax, by reason of the relevant withholding or deduction in respect of which such additional amount pursuant to Clause 15.8 was paid, use its reasonable endeavours to reimburse the Issuer in an amount up to the amount of such credit or refund. The Issuer

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acknowledges that, to the extent the Trustee receives a partial credit or partial refund, the amount payable to the Issuer may be reduced to reflect such partial refund or partial credit.
1.10Unless otherwise specifically stated in any discharge of these presents Clauses 15.5, 15.6 and 15.7 shall continue in full force and effect notwithstanding such discharge.
16.Supplement to Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:
(a)The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert (including without limitation, the Independent Adviser) whether obtained by the Issuer, any Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.
(b)Any such advice, opinion or information may be sent or obtained by letter or email and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter or email although the same shall contain some error or shall not be authentic and regardless of any cap on liability (whether monetary or otherwise) contained in any terms of engagement or within such advice.
(c)The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Authorised Signatories of the Issuer and/or by two Authorised Signatories of any Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.
(d)The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.
(e)The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Bonds by the Issuer, the exchange of the Global Certificate for Definitive Certificates or the delivery of the Global Certificate or Definitive Certificates to the person(s) entitled to it or them.
(f)The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or a De-Listing Event has happened and, until it shall have written notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of

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Default, Potential Event of Default, Change of Control or a De-Listing Event has happened and that the Issuer and the Guarantors are observing and performing all their respective obligations under these presents.
(g)Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Bondholders shall be conclusive and binding on the Bondholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Bondholders under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of subclause 8.1, unless it shall first be indemnified and/or prefunded and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing and the Trustee shall incur no liability for refraining to act in such circumstances.
(h)The Trustee shall not be liable to any person by reason of having acted in good faith upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of Bondholders in respect whereof minutes have been made and signed or any direction or request of Bondholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing, a direction or request) it was not signed by the requisite number of Bondholders or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Bondholders or that for any reason the resolution, direction or request was not valid or binding upon such Bondholders.
(i)The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any entry on the Register purporting to be such and subsequently found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct.
(j)Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Bondholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Bondholders in relation to such matters other than that which is contained in the preceding sentence.
(k)The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Bondholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, any Guarantor or any other person in connection with these presents and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

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(l)Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be determined by the Trustee and any rate, method and date so determined shall be binding on the Issuer, the Guarantors and the Bondholders.
(m)The Trustee as between itself and the Bondholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Bondholders.
(n)In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents and/or in relation to any other Transaction Document (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent already provided for in Condition 9 and/or any undertaking given in addition thereto or in substitution therefor under these presents.
(o)Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.
(p)Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate with the consent of the Trustee) all or any of its functions, and within a reasonable time thereafter inform the Issuer and the Guarantors of such delegation.
(q)Whenever it considers it expedient in the interests of the Bondholders, the Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money).
(r)The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents.

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(s)If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.
(t)The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.
(u)The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.
(v)The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.
(w)Any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties thereto.
(x)The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.
(y)No provision of these presents shall require the Trustee to do anything which (i) would be illegal or contrary to applicable law or regulation or any internal policy or procedure relating to “know your customer” or anti-money laundering checks; or (ii) in its opinion based upon legal advice in the relevant jurisdiction, it would not have the power to do in any jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in any jurisdiction that it does not have such power, or (iii) would cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties

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or in the exercise of any of its rights, powers or discretions (including obtaining any advice which it might otherwise have thought appropriate or desirable to obtain), or suffer any loss, damage, cost, charge, claim, demand, expense, judgement, action or proceedings including in relation to any deduction from any enforcement proceeds in connection with any insolvency proceedings following an Event of Default, if it has reasonable grounds to believe that repayment of such funds or adequate indemnity or security for or prefunding against, such risk, loss, damage, cost charge, claim, demand, expense, judgement, action or proceeding or liability is not assured to it.
(z)When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.
(aa)The Trustee shall be entitled to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.
(ab)Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 14.1(m)) that no Bonds are held by, for the benefit of, or on behalf of, the Issuer, any Guarantor or any member of the Group.
(ac)The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.
(ad)If the Issuer or any Guarantor requests the Trustee to act on instructions or directions delivered by email or any other unsecured method of communication or any instructions or directions delivered through BNY Mellon Connect CIDD, Neken or any alternative electronic platform used to submit instructions, the Trustee shall have:
(i)no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer or (as applicable) the relevant Guarantor, and
(ii)no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer or (as applicable) the relevant Guarantor as a result of such reliance upon or compliance with such instructions or directions.
(ae)Subject as otherwise provided in these presents, the Trustee has: (i) no responsibility to (x) monitor compliance by any other party; or (y) take any steps to ascertain whether any relevant event under these presents or the Conditions has occurred, and (ii) no liability to any person for any loss arising from any breach by that party or any such event.

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(af)The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same and will not be responsible or liable to the Bondholders or any other person for any loss arising from any failure by it to do so. In the absence of express written notice to the contrary, the Trustee shall assume that no adjustment to the Conversion Price is required. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind of amount) of Ordinary Shares or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Ordinary Shares, share certificates or other securities or property or make any payment upon the exercise of the Conversion Right in respect of any Bond or of the Issuer or the Company (as applicable) to comply with any of the covenants contained in this Trust Deed.
(ag)The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof and shall have no liability to any person for not so doing. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. Subject as otherwise provided in these presents, the Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.
(ah)The Trustee has no responsibility for the accuracy or otherwise of any determination made by an Independent Adviser pursuant to the Conditions.
(ai)The Trustee shall be under no obligation to monitor or supervise the functions of any other person under this Trust Deed, the Bonds or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of written notice of a breach of obligation, to assume that each such person is properly performing and complying with its obligations
(aj)The Trustee is authorised to comply with and rely upon any notice, instructions, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other communications reasonably believed by it to be genuine and to have been sent, delivered, signed or given by the proper parties and it shall not be liable for or in respect of any action taken, omitted or suffered in such reliance.
17.Trustee’s Liability
Subject to Section 750 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in these presents, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with these presents save in relation to its own negligence, wilful default or fraud.
Any liability of the Trustee arising under this Trust Deed, the Notes or the Agency Agreement and any related documents shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into this Trust Deed, the Notes or

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the Agency Agreement and any related documents, or at the time of accepting any relevant instructions, which increase the amount of the loss.
Notwithstanding any provision of these present to the contrary, under no circumstances will the Trustee be liable for any consequential loss (being loss of business, goodwill, reputation, opportunity or profit) or any special or punitive damages of any kind whatsoever in each case however caused or arising and whether or not foreseeable, even if advised as to the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, breach of contract, duty or otherwise.
18.Trustee Contracting with the Issuer and the Guarantors
Neither the Trustee nor any director or officer or holding company, subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:
(a)entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any Guarantor or any person or body corporate associated with the Issuer or any Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying, transfer and conversion agent in respect of, the Bonds or any other bonds, notes, stocks, shares, debenture stock, debentures or other securities of, the Issuer or any Guarantor or any person or body corporate associated as aforesaid); or
(b)accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or any Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Bondholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Bondholders and shall not be responsible for any Liability occasioned to the Bondholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.
Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Bondholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

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19.Waiver, Authorisation and Determination
1.1The Trustee may without the consent or sanction of the Bondholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Bondholders shall not be materially prejudiced thereby and except in respect of such matters as set out in proviso to paragraph 4.4 of Schedule 3 waive or authorise any breach or proposed breach by the Issuer or either Guarantor of any of the covenants or provisions contained in these presents, the Agency Agreement or any deed or agreement supplemental to these presents or the Agency Agreement or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 15 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Bondholders and unless the Trustee agrees otherwise, shall be notified by the Issuer to the Bondholders in accordance with Condition 17 as soon as practicable thereafter.
1.2Modification
The Trustee may without the consent or sanction of the Bondholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification (i) to these presents, the Agency Agreement and any deed or agreement supplemental to these presents or the Agency Agreement (other than the proviso to paragraph 4.4 of Schedule 3 or any matters referred to in that proviso) provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Bondholders or (ii) to these presents, the Agency Agreement and any deed or agreement supplemental to these presents or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Bondholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Bondholders in accordance with Condition 17 as soon as practicable thereafter.
20.Entitlement to Treat Holder as Absolute Owner
The Issuer, the Guarantors, the Trustee, the Paying, Transfer and Conversion Agents and the Registrar may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bond or of a particular principal amount of the Bonds as the absolute owner of such Bond or principal amount for all purposes (whether or not such Bond or principal amount shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Guarantors, the Trustee, the Paying, Transfer and Conversion Agents and the Registrar shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Bond or principal amount.
21.Substitution
1.1Subject to successful completion of any required “Know-Your-Customer” internal process and at the request of the Issuer or the Company, the Trustee shall, without any requirement for the consent or approval of the Bondholders, be obliged to concur with the Issuer to the

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substitution of RecycleOne Metals US Holdings Inc. (“RecycleOne”) (provided that on the date of such substitution RecycleOne shall remain a wholly owned direct or indirect Subsidiary of the Company and be incorporated in the State of Delaware), in place of the Issuer, provided that:
(a)RecycleOne shall, by entering into a supplemental trust deed substantially in the form set out in Schedule 5, have become party to this Trust Deed and agreed to be bound by the provisions of these presents as fully as if it had been named in these presents as the principal debtor in place of the Issuer and provided further that the Issuer shall by entering into such supplemental trust deed thereupon unconditionally and irrevocably guarantee all amounts payable in respect of the Bonds under these presents jointly and severally with each Guarantor;
(b)the Bonds continue to be convertible into Ordinary Shares as provided in these presents;
(c)legal opinions from Linklaters LLP (as to English law and as to Delaware law) and White & Case LLP (as to English law) (containing opinion statements, in the case of the opinions as to English law, in relation to the enforceability of the supplemental trust deed referred to above and, in the case of the opinion as to Delaware law, in relation to the capacity and authority of RecycleOne to enter into and perform its obligations under such supplemental trust deed, in each case substantially in the form of the corresponding opinion statements relating to this Trust Deed and the capacity and authority of the Issuer to enter into and perform its obligations thereunder in the legal opinions delivered to the Trustee on the Closing Date, with any consequential amendments which the Trustee may deem appropriate), shall have been delivered to the Trustee on or before the date on which the substitution is proposed to be effected.
1.2The Trustee may without the consent of the Bondholders at any time agree with the Issuer and the Guarantors to the substitution in place of the Issuer (or of the previous substitute under this clause 21) as the principal debtor under these presents (i) of the Company or any Subsidiary of the Company; or (ii) (in the case of a Newco Scheme) of Newco (such substituted company being hereinafter called the “Substituted Obligor”) provided that a trust deed is executed or some other form of undertaking is given by the Substituted Obligor in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the clause) and provided further that the Issuer and each Guarantor (save in the case of a Guarantor which is the Substituted Obligor), jointly and severally, unconditionally and irrevocably guarantees all amounts payable in respect of the Bonds under these presents and the Bonds continue to be convertible or exchangeable into Ordinary Shares or the ordinary shares in the Newco mutatis mutandis as provided in these presents to the satisfaction of the Trustee.
1.3The following further conditions shall apply to a substitution pursuant to Clause 21.2 above:
(a)the Issuer, the Guarantors and the Substituted Obligor shall comply with such other requirements as the Trustee may reasonably direct in the interests of the Bondholders;
(b)where the Substituted Obligor is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Republic of South Africa or the United States or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the Substituted Obligor in terms corresponding to the provisions of Condition 9 with the substitution for (or, as the case may be, the addition to) the

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references to the Republic of South Africa or the United States or references to that other or additional territory in which the Substituted Obligor is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7.3 shall be modified accordingly;
(c)other than in the case of a Newco Scheme, without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (d), the Trustee is satisfied that the substitution is not materially prejudicial to the interests of the Bondholders; and
(d)other than in the case of a Newco Scheme, if two Authorised Signatories of the Substituted Obligor shall certify that the Substituted Obligor is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (on which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the Substituted Obligor or to compare the same with those of the Issuer or the previous substitute under this clause as applicable.
1.4Any trust deed or undertaking or instrument executed to give effect to a substitution pursuant to this Clause 21 shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, RecycleOne or the Substituted Obligor, as applicable, shall give notice thereof in a form previously approved by the Trustee to the Bondholders in the manner provided in Condition 17. Upon the execution of such documents and compliance with such requirements, RecycleOne or the Substituted Obligor, as applicable, shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the Substituted Obligor. Any substitution pursuant to this Clause 21 shall be binding on the Bondholders and shall be notified promptly to the Bondholders.
22.Currency Indemnity
Each of Issuer and the Guarantors shall jointly and severally indemnify the Trustee, every Appointee and the Bondholders and keep them indemnified against:
(a)any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantors of any amount due to the Trustee or the Bondholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantors; and
(b)any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of

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any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.
The above indemnities shall constitute obligations of the Issuer and the Guarantors separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Bondholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or any Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or their liquidator or liquidators.
23.New Trustee
1.1The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying, Transfer and Conversion Agent, the Registrar and the Bondholders.
1.2Separate and Co-Trustees
Notwithstanding the provisions of subclause 23.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors or the Bondholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:
(a)if the Trustee considers such appointment to be in the interests of the Bondholders;
(b)for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or
(c)for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantors.
The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

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24.Trustee’s Retirement and Removal
1.1A trustee of these presents may retire at any time on giving not less than 90 days’ prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Bondholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. Each of the Issuer and the Guarantors undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective prior to the expiry of such notice or within 90 days of the date of such Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents.
1.2The appointment of the Trustee will forthwith terminate if at any time it becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payments thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Trustee, or if a receiver, administrator or other similar official of the Trustee or all or any substantial part of its property is appointed. Each of the Issuer and the Guarantor will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable following such termination and such new Trustee must be approved by Extraordinary Resolution.
25.Trustee’s Powers to be Additional
The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Bonds.
26.Notices
Any communication between the Issuer, the Guarantors and/or the Trustee under these presents shall be in the English language and shall be delivered by letter, electronic communication or by other Electronic Means as may be agreed between the parties to this Agreement:
to the Issuer or the
Guarantors:    Sibanye Stillwater Limited
Constantia Office Park, Building 11
Cnr 14th Avenue & Hendrik Potgieter Road
Weltevreden Park, 1709, South Africa
Email:    charl.keyter@sibanyestillwater.com
Attention:    Charl Keyter
to the Trustee:    BNY Mellon Corporate Trustee Services Limited
160 Queen Victoria Street

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London EC4V 4LA
United Kingdom
Email:    corpsov1@bnymellon.com
Attention:    Trustee Administration Manager (Sibanye-Stillwater)
or any other address or attention details as shall have been notified (of which written notice has been given to the parties in accordance with this Clause 26) to the other parties hereto. Such communications will take effect, in the case of a letter, when delivered, in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party which is to be sent by electronic communication will be written legal evidence.
1.1Communications
In no event shall any of the Trustee or any other entity of The Bank of New York Mellon Group be liable for any losses arising from any of the Trustee, the Agents or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from or to the Issuer and/or the Guarantors, the Trustee, the Agents, the Calculation Agent (or every Authorised Person) or acting upon any notice, instructions or other communications via any Electronic Means, except for any losses resulting from own wilful default, negligence or fraud on the part of the Trustee or any entity of The Bank of New York Mellon Group or any of their respective officers, directors or employees. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such notice, instructions or communication is, in fact, a person authorised to give instructions or directions on behalf of the Issuer and/or the Guarantors, the Trustee, the Agents and the Calculation Agent (or any Authorised Person). Each of the Issuer and/or the Guarantors agrees that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
27.Force Majeure
Notwithstanding anything in this Trust Deed to the contrary, the Trustee shall not be responsible or liable for any delay or failure to perform under this Trust Deed or for any losses resulting, in whole or in part, from or caused by any event beyond the reasonable control of the Trustee including without limitation: strikes, work stoppages, acts of war, epidemic, pandemic, terrorism, acts of God, governmental actions, exchange or currency controls or restrictions, devaluations or fluctuations, interruption, loss or malfunction of utilities, communications or any computer (software or hardware) services, the application of any law or regulation in effect now or in the future, or any event in the country in which the relevant duties under this Trust Deed are performed, (including, but not limited to, nationalisation, expropriation or other governmental actions, regulation of the banking or securities industry, sanctions imposed at national or international level or market conditions) which may affect, limit, prohibit or prevent the performance in full or in part of such duties until such time as such law, regulation or event shall no longer affect, limit, prohibit or prevent such performance (in full or in part) and in no event shall the Trustee be obliged to

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substitute another currency for a currency whose transferability, convertibility or availability has been affected, limited, prohibited or prevented by such law, regulation or even.
28.Governing Law
These presents and any non-contractual obligations arising out of or in connection therewith are governed by, and shall be construed in accordance with, English law.
29.Submission to Jurisdiction
1.1Each of the Issuer and the Guarantors irrevocably agrees for the benefit of the Trustee and the Bondholders that the courts of England are to have non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) and accordingly submits to the non-exclusive jurisdiction of the English courts. Each of the Issuer and the Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. To the extent allowed by law, the Trustee and the Bondholders may take any suit, action or proceeding arising out of or in connection with these presents (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as “Proceedings”) against each of the Issuer and the Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.
1.2Each of the Issuer and the Guarantors irrevocably and unconditionally appoints Sibanye UK Limited at its registered office for the time being (and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer and/or the Guarantors (as the case may be) may nominate in writing to the Trustee for the purpose) to accept service of process on its behalf in England in respect of any Proceedings. Each of the Issuer and the Guarantors:
(a)agrees that failure by any such person to give notice of such service of process to the Issuer or the relevant Guarantor shall not impair the validity of such service or of any judgment based thereon; and
(b)agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.
30.Counterparts
This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.
31.Contracts (Rights of Third Parties) Act 1999
A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
In Witness whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantors and the Trustee and delivered on the date first stated on page 1.

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Schedule 1

Form of Global Certificate
THIS GLOBAL CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS GLOBAL CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.
Common Code: 272583404
ISIN: XS2725834043
Registered No.: ___________
Stillwater Mining Company
(incorporated under the laws of
the State of Delaware)
Global Certificate
representing
USD 500,000,000 4.250 per cent. Guaranteed Convertible Bonds Due 2028
Unconditionally and irrevocably guaranteed
as to payment of principal, premium (if any) and interest by
Sibanye Stillwater Limited
(incorporated as a public company with limited liability under the laws of the Republic of South Africa)
Eastern Platinum Proprietary Limited, Kroondal Operations Proprietary Limited, Sibanye Gold Proprietary Limited, Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited
(each incorporated as a private company with limited liability under the laws of the Republic of South Africa)
Stillwater Mining Company (the “Issuer”) hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the Register as the holder of the aggregate principal amount of USD 500,000,000 of a duly authorised issue of Bonds (the “Bonds”) described above of the Issuer or such other account as is shown on the Register as being represented by this Global Certificate and is duly endorsed (for information purpose only) in the third column of Schedule A to this Global Certificate. References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed referred to below. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Certificate. This Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 28 November 2023 and made between the Issuer, the Guarantors and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) as trustee for the Bondholders.

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The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the registered holder hereof on 28 November 2028 and/or on such earlier date(s) as all or any of the Bonds represented by this Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Bonds on each such date and to pay interest (if any) on the principal amount of the Bonds outstanding from time to time represented by this Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed. At maturity, and prior to the payment of any amount due, the registered holder hereof shall surrender this Global Certificate at the specified office of the Registrar at 46 Rue Montoyer, B-1000 Brussels, Belgium, or such other office as may be specified by the Issuer and approved by the Trustee. On any redemption, conversion or purchase and cancellation of any of the Bonds represented by this Global Certificate, details of such redemption, conversion or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register and (for information purposes only) the relevant space in the Schedule hereto recording any such redemption, conversion or purchase and cancellation (as the case may be) shall be endorsed by or on behalf of the Registrar. Upon any such redemption, conversion or purchase and cancellation the principal amount outstanding of this Global Certificate and the Bonds held by the registered holder hereof shall be reduced by the principal amount of such Bonds so redeemed, converted or purchased and cancelled. The principal amount outstanding of this Global Certificate and of the Bonds held by the registered holder hereof following any such redemption, conversion or purchase and cancellation as aforesaid or any exchange as referred to below shall be the outstanding principal amount most recently entered in the Register.
Bonds represented by this Global Certificate are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and the rules and operating procedures of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”).
Upon the exchange of the whole or a part of this Global Certificate for Definitive Certificates (only in the limited circumstances set forth herein), details of such exchange shall be entered by or on behalf of the Issuer in the third column of the Schedule hereto and the relevant space in Register and in the Schedule hereto recording such exchange shall be signed by or on behalf of the Registrar, whereupon the outstanding principal amount of this Global Certificate and the Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amount so exchanged.
This Global Certificate will be exchangeable in whole but not in part (free of charge to the holder) for Definitive Certificates only if (a) either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or (b) any of the circumstances described in Condition 10(a) or Condition 10(b) occurs.
On or after the Exchange Date the holder of this Global Certificate may surrender this Global Certificate to or to the order of the Registrar. In exchange for this Global Certificate the Issuer will deliver, or procure the delivery of Definitive Certificates in registered form, serially numbered, representing Bonds in the denomination of USD 200,000.
“Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Registrar is located and (except in the case of (a) above) in the city in which the relevant clearing system is located.
Subject as provided in the following paragraph, until the exchange of the whole of this Global Certificate as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Certificates in the form set out in Part 1 of Schedule 2 to the Trust Deed.

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Subject as provided in the Trust Deed, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as entitled to a particular principal amount of the Bonds represented by this Global Certificate (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such principal amount of such Bonds for all purposes other than with respect to payments of principal, premium (if any) and other amounts payable on the Bonds for which purpose the registered holder of this Global Certificate shall be deemed to be the holder of such principal amount of the Bonds in accordance with and subject to the terms of this Global Certificate and the Trust Deed.
For so long as all of the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative accountholders rather than by publication as required by Condition 17 provided that the Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed. Any such notice shall be deemed to have been given to the Bondholders on the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.
Notwithstanding the provisions of Condition 8, so long as this Global Certificate is held by or on behalf of a common depositary for Euroclear or Clearstream, Luxembourg, each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means a day on which the Clearing Systems are open for business and such amounts will be paid in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg to the relevant accountholders in whose accounts interests in the Bonds are held.
Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to Bonds represented by this Global Certificate may be exercised in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg by the presentation of one or more Conversion Notices duly completed by or on behalf of the accountholders in whole accounts interest in such Bond are held to the Principal Paying, Transfer and Conversion Agent. The provisions of Condition 6 of the Bonds will otherwise apply.
The options of the Issuer provided for in Conditions 7.2, 7.3 and 7.8 shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, those Conditions.
For so long as all of the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Bondholders provided for in Conditions 7.3, 7.5, 7.6 and 7.7 may be exercised by an accountholder giving notice to the Principal Paying, Transfer and Conversion Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying, Transfer and Conversion Agent by electronic means) of the principal amount of the Bonds in respect of which such option is exercised.
References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate but this does not affect any right or remedy of any person which exists or is available apart from that Act.

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This Global Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the courts of England for all purposes in connection with this Global Certificate.
This Global Certificate shall not be valid unless authenticated by The Bank of New York Mellon SA/NV, Dublin Branch as Registrar.
IN WITNESS whereof the Issuer has caused this Global Certificate to be signed on its behalf.
STILLWATER MINING COMPANY

By:
(Duly authorised)
Issued on 28 November 2023.
Certificate of authentication
This Global Certificate is duly authenticated
without recourse, warranty or liability.

Duly authorised
for and on behalf of
The Bank of New York Mellon SA/NV, Dublin Branch
as Registrar

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Schedule
Outstanding Principal Amount
The following (i) exercise of Conversion Rights, (ii) exchanges of this Global Certificate for Definitive Certificates (only in the limited circumstances set forth in the Conditions), (iii) payments of any redemption amount in respect of this Global Certificate and/or (iv) cancellations of interests in this Global Certificate have been made, resulting in the principal amount outstanding hereof being the amount specified in the latest entry in the fourth column:

Date	Amount of increase/ decrease in outstanding principal amount of this Global Certificate	Reasons for increase/ decrease in outstanding principal amount of this Global Certificate (initial issue, cancellation, redemption or payment or exercise of Conversion Rights)	Outstanding principal amount of this Global Certificate following such increase/ decrease	Notation made by or on behalf of the Registrar

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Schedule 2

Form of Definitive Certificate and Conditions of the Bonds
Part 1
Form of Definitive Certificate

[0,000/00,000]	XS2725834043	[SERIES]	[SERIAL NO.]
Stillwater Mining Company
(incorporated under the laws of
the State of Delaware)
USD 500,000,000 4.250 per cent. Guaranteed Convertible Bonds due 2028
Unconditionally and irrevocably guaranteed
as to payment of principal, premium (if any) and interest by
Sibanye Stillwater Limited
(incorporated as a public company with limited liability under the laws of the Republic of South Africa)
Eastern Platinum Proprietary Limited, Kroondal Operations Proprietary Limited, Sibanye Gold Proprietary Limited, Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited
(each incorporated as a private company with limited liability under the laws of the Republic of South Africa)
The issue of the Bonds was authorised by a resolution of the board of directors of Stillwater Mining Company (the “Issuer”) passed on 17 November 2023 and the giving of the guarantee in respect of the Bonds was authorised by a resolution of the board of directors of each of Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited passed on 16 November 2023, and Sibanye Stillwater Limited, Sibanye Gold Proprietary Limited, Kroondal Operations Proprietary Limited and Eastern Platinum Proprietary Limited passed on 19 November 2023 (together, the “Guarantors”).
This Bond forms one of a series of Bonds constituted by a Trust Deed dated 28 November 2023 (as amended, modified, restated and/or supplemented from time to time, the “Trust Deed”) made between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee for the holders of the Bonds and issued as Registered Bonds in the denomination of USD 200,000 each or integral multiple thereof, in an aggregate principal amount of USD 500,000,000.
THIS IS TO CERTIFY that _____________________
is/are the registered holder(s) of [one] of the above-mentioned registered bonds, such Bond being in the denomination of USD (united states dollars) and is/are entitled on 28 November 2028 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Conditions endorsed hereon) to the repayment of such principal sum of:
USD (united states dollars)
together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

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In Witness whereof this Registered Bond has been executed on behalf of the Issuer.
STILLWATER MINING COMPANY

By:
(Duly authorised)
Issued on [●] 20[●].
Certificate of authentication
This Bond is duly authenticated
without recourse, warranty or liability.

Duly authorised
for and on behalf of
The Bank of New York Mellon SA/NV, Dublin Branch
as Registrar

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Form of Transfer of Registered Bond
For Value Received the undersigned hereby sell(s), assign(s) and transfer(s) to
[●]
(Please print or type name and address (including postal code) of transferee)
USD [●] principal amount of this Bond and all rights hereunder, hereby irrevocably constituting and appointing as attorney to transfer such principal amount of this Bond in the register maintained by [●] with full power of substitution.
Signature(s) [●]
[●]
Date: [●] [20[●]]
N.B.:
1.This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorised such officers must be delivered with this form of transfer.
2.The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond in every particular, without alteration or enlargement or any change whatever.

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Part 2
Conditions of the Bonds
The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds.

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Schedule 3

Provisions for Meetings of Bondholders
1.Definitions
As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:
“Block Voting Instruction” means an English language document issued by a Paying, Transfer and Conversion Agent in which:
(a)it is certified that on the date thereof Bonds represented by the Global Certificate or Definitive Certificates which are held in an account with any Clearing System (in each case not being Bonds in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction or any adjournment thereof) are blocked in an account with a Clearing System and that no such Bonds will cease to be so blocked until the first to occur of:
(i)the conclusion of the meeting specified in such Block Voting Instruction or any adjournment thereof (whichever is later); and
(ii)the Bonds ceasing with the agreement of the Paying, Transfer and Conversion Agent to be so blocked and the giving of notice by the Paying, Transfer and Conversion Agent to the Issuer in accordance with paragraph 3(c) of the necessary amendment to the Block Voting Instruction;
(b)it is certified that each holder of such Bonds has instructed such Paying, Transfer and Conversion Agent that the vote(s) attributable to the Bonds so blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;
(c)the aggregate principal amount of the Bonds so blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and
(d)one or more persons named in such Block Voting Instruction (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying, Transfer and Conversion Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;
“Clearing System” means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Bond any clearing system on behalf of which such Bond is held or which is the holder or (directly or through a nominee) registered owner of a Bond, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of subclause 1.2(g) shall apply to this definition;

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“Eligible Person” means any one of the following persons who shall be entitled to attend and vote at a meeting:
(e)a holder of a Bond in definitive form which is not held in an account with any Clearing System;
(f)a bearer of any Voting Certificate;
(g)a proxy specified in any Block Voting Instruction; and
(h)a proxy appointed by a holder of a Bond in definitive form which is not held in an account with any Clearing System;
“Extraordinary Resolution” (i) a resolution passed at a meeting duly convened and held by or on behalf of the holder(s) of not less than 75 per cent. of the principal amounts of the Bonds held or represented at the meeting (ii) a resolution in writing (whether contained in one document or several documents in the same form) signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding or (iii) consents given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holder(s) of not less than 75 per cent. in principal amount of the Bonds for the time being outstanding.
“Voting Certificate” means an English language certificate issued by a Paying, Transfer and Conversion Agent in which it is stated:
(i)that on the date thereof Bonds represented by the Global Certificate or Definitive Certificates which are held in an account with any Clearing System (in each case not being Bonds in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) are blocked in an account with a Clearing System and that no such Bonds will cease to be so blocked until the first to occur of:
(i)the conclusion of the meeting specified in such Voting Certificate or any adjournment thereof (whichever is later); and
(ii)the surrender of the Voting Certificate to the Paying, Transfer and Conversion Agent who issued the same; and
(j)that the bearer thereof is entitled to attend and vote at such meeting in respect of the Bonds represented by such Voting Certificate;
“24 Hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying, Transfer and Conversion Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and
“48 Hours” means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying, Transfer and Conversion Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

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For the purposes of calculating a period of “Clear Days” in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.
All references in this Schedule to a “meeting” shall, where the context so permits, include any relevant adjourned meeting.
2.Evidence of Entitlement to Attend and Vote
A holder of a Bond represented by the Global Certificate or a Definitive Certificate which is held in an account with any Clearing System may require the issue by a Paying, Transfer and Conversion Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.1.
For the purposes of paragraph 3.1, the Principal Paying, Transfer and Conversion Agent and each Paying, Transfer and Conversion Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying, Transfer and Conversion Agent or any Paying, Transfer and Conversion Agent.
The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Bonds to which such Voting Certificate or Block Voting Instruction relates.
3.Procedure for issue of Voting Certificates, Block Voting Instructions and Proxies
3.1Global Certificate and Definitive Certificates held in a Clearing System-Voting Certificate
A holder of a Bond (not being a Bond in respect of which Voting Instructions have been issued) represented by the Global Certificate or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Bond by giving notice to the Clearing System through which such holder’s interest in the Bond is held specifying by name a person (an “Identified Person”) (which need not be the holder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying, Transfer and Conversion Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Principal Paying, Transfer and Conversion Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying, Transfer and Conversion Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.
3.2Global Certificate and Definitive Certificates held in a Clearing System-Block Voting Instruction
A holder of a Bond (not being a Bond in respect of which a Voting Certificate has been issued) represented by the Global Certificate or which is in definitive form and is held in an

EMEA 146496262	106

account with any Clearing System may require the Principal Paying, Transfer and Conversion Agent to issue a Block Voting Instruction in respect of such Bond by first instructing the Clearing System through which such holder’s interest in the Bond is held to procure that the votes attributable to such Bond should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Principal Paying, Transfer and Conversion Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds in respect of which instructions have been given and the manner in which the votes attributable to such Bonds should be cast, the Principal Paying, Transfer and Conversion Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions by issuing one or more Block Voting Instructions.
3.3Definitive Certificates not held in a Clearing System -appointment of proxy
(i)A holder of Bonds in definitive form and not held in an account with any Clearing System may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or any Paying, Transfer and Conversion Agent not less than 48 Hours before the time fixed for the relevant meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting.
(ii)Any proxy appointed pursuant to subparagraph (i) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting, to be the holder of the Bonds to which such appointment relates and the holders of the Bonds shall be deemed for such purposes not to be the holder.
3.4Each Block Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying, Transfer and Conversion Agent, and each form of proxy shall be deposited by the relevant Paying, Transfer and Conversion Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction or form of proxy proposes to vote, and in default the Block Voting Instruction or form of proxy shall not be treated as valid unless the Chair of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction or form of proxy.
3.5Any vote given in accordance with the terms of a Block Voting Instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or form of proxy or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying, Transfer and Conversion Agent (in the case of a Block Voting Instruction) or from the holder thereof (in the case of a proxy appointed pursuant to paragraph 3.3) by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours (in the case of a Block Voting

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Instruction) or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the Block Voting Instruction or form of proxy is to be used.
4.Convening of Meetings, Quorum and Adjourned Meetings
4.1The Issuer, a Guarantor or the Trustee may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in principal amount of the Bonds for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee. Whenever the Issuer or a Guarantor is about to convene any such meeting the Issuer or the relevant Guarantor (as the case may be) shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat in accordance mutatis mutandis with clause 14.1(k). Every such meeting shall be held at such time and place (which need not be a physical place and instead may be by way of audio or video conference call) as the Trustee may appoint or approve in writing.
4.2At least 21 Clear Days’ notice specifying the place, day and hour of meeting (which need not be a physical place and instead may be by way of audio or video conference call) shall be given to the holders prior to any meeting in the manner provided by Condition 5.7. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, in the case of an Extraordinary Resolution, shall either specify in such notice the terms of such resolution or state fully the effect on the holders of such resolution, if passed. Such notice shall include statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies. A copy of the notice shall be sent to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to each Guarantor (unless the meeting is convened by such Guarantor).
4.3A person (who may but need not be a holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the holders present shall choose one of their number to be Chair, failing which the Issuer may appoint a Chair. The Chair of an adjourned meeting need not be the same person as was Chair of the meeting from which the adjournment took place.
4.4At any such meeting one or more Eligible Persons present and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chair) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons holding or representing more than 50% in principal amount of the Bonds for the time being outstanding provided that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:
(a)to change the Final Maturity Date or the dates on which interest is payable in respect of the Bonds;
(b)to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7 (other than removing the right of the Issuer to redeem the Bonds pursuant to Condition 7.2 or 7.3);

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(c)to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds;
(d)to modify the basis for calculating the interest payable in respect of the Bonds;
(e)to modify the provisions relating to, or cancel, the Conversion Rights (other than pursuant to or as a result of any amendments to the Conditions and this Trust Deed made pursuant to and in accordance with the provisions of Condition 11(g) (“Newco Scheme Modification”) and other than a reduction to the Conversion Price or an increase in the number of Ordinary Shares);
(f)to increase the Conversion Price (other than in accordance with the Conditions and these presents or pursuant to a Newco Scheme Modification);
(g)to change the currency of Bonds or any payment in respect of the Bonds;
(h)to change the governing law of the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14.3 and Clause 21);
(i)to modify any provision of the Bonds Guarantee;
(j)to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or
(k)alteration of this proviso or the proviso to paragraph 4.6, the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Bonds for the time being outstanding.
4.5If within 15 minutes (or such longer period not exceeding 30 minutes as the Chair may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chair either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chair may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chair may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chair either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.
4.6At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Bonds so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to

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paragraph 4.4 shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Bonds for the time being outstanding.
4.7Unless set out in the notice convening the meeting, notice of any meeting adjourned through want of quorum at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.
5.Conduct of Business at Meetings
5.1Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chair, the Issuer, any Guarantor, the Trustee or any Eligible Person (whatever the amount of the Bonds so held or represented by him).
5.2At any meeting, unless a poll is duly demanded, a declaration by the Chair that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.
5.3Subject to paragraph 5.13, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chair directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.
5.4The Chair may, with the consent of (and shall if directed by) a clear majority of the Eligible Persons attending any such meeting, adjourn the same from time to time and from place to place; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.
5.5Any poll demanded at any such meeting on the election of a Chair or on any question of adjournment shall be taken at the meeting without adjournment.
5.6Any director or officer of the Trustee, its lawyers and financial advisors, any director or officer of the Issuer or, as the case may be, a Guarantor, their lawyers and financial advisors, any director or officer of any of the Paying, Transfer and Conversion Agents and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Bonds which are deemed to be not outstanding by virtue of the proviso to the definition of “outstanding” in Clause 1.
5.7At any meeting:
(a)on a show of hands every Eligible Person present shall have one vote; and
(b)on a poll every Eligible Person present shall have one vote in respect of each USD1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Bonds denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate), in principal amount of the Bonds held or represented by such Eligible Person.

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Without prejudice to the obligations of the proxies named in any Block Voting Instruction or form of proxy, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.
5.8The proxies named in any Block Voting Instruction or form of proxy need not be holders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer or any Guarantor.
5.9A meeting shall in addition to the powers hereinbefore given have the following powers exercisable (without prejudice to any powers conferred on other persons by this Trust Deed) only by Extraordinary Resolution (subject, in the case of an Extraordinary Resolution to be proposed at a meeting, to the provisions relating to quorum contained in paragraphs 4.4 and 4.6) namely:
(a)Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantors, the Trustee, any Appointee and the holders or any of them.
(b)Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the holders or the Issuer or the Guarantors against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.
(c)Power to assent to any modification of the provisions of these presents which is proposed by the Issuer, the Guarantors, the Trustee or any holder.
(d)Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.
(e)Power to appoint any persons (whether holders or not) as a committee or committees to represent the interests of the holders and to confer upon such committee or committees any powers or discretions which the holders could themselves exercise by Extraordinary Resolution.
(f)Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.
(g)Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.
(h)Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.
(i)To waive any breach or authorise any proposed breach by the Issuer or any Guarantor of its obligations under or in respect of the Trust Deed or the Bonds or any act or omission which might otherwise constitute an Event of Default under the Bonds.
(j)Power to sanction any scheme or proposal for the exchange or sale of the Bonds for or the conversion of the Bonds into or the cancellation of the Bonds in consideration of shares, stock, Bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, Bonds, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the

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appointment of some person with power on behalf of the holders to execute an instrument of transfer of the Bonds held by them in favour of the persons with or to whom the Bonds are to be exchanged or sold respectively.
(k)Power to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under these presents.
5.10Any resolution passed (i) at a meeting of the holders duly convened and held in accordance with these presents, (ii) as an Extraordinary Resolution in writing in accordance with these presents or (iii) by way of electronic consents given by holders through the relevant Clearing System(s) in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the holders shall be published in accordance with Condition 17 by the Issuer within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate such result.
5.11Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chair of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.
5.12(a)    If and whenever the Issuer has issued and has outstanding Bonds of more than one series the foregoing provisions of this Schedule shall have effect subject to the following modifications:
(i)a resolution which in the opinion of the Trustee affects the Bonds of only one series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;
(ii)a resolution which in the opinion of the Trustee affects the Bonds of more than one series but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;
(iii)a resolution which in the opinion of the Trustee affects the Bonds of more than one series and gives or may give rise to a conflict of interest between the holders of the Bonds of one series or group of series so affected and the holders of the Bonds of another series or group of series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Bonds of each series or group of series so affected; and
(iv)to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question or to the holders of such Bonds, as the case may be.

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(l)If the Issuer has issued and has outstanding Bonds which are not denominated in USD, or in the case of any meeting of Bonds of more than one currency, the principal amount of such Bonds shall:
(i)for the purposes of paragraph 4.1, be the equivalent in USD at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into USD on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer; and
(ii)for the purposes of paragraphs 4.4, 4.6 and 5.7 (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom), be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting.
In such circumstances, on any poll each person present shall have one vote for each USD1 (or such other USD amount as the Trustee and the Issuer may agree) in principal amount of the Bonds (converted as above) which he holds or represents.
5.13Subject to all other provisions of these presents the Trustee may (after consultation with the Issuer and the Guarantors where the Trustee considers such consultation to be practicable but without the consent of the Issuer, or the holders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat (including by audio or video conference call in circumstances where it may be impossible or inadvisable to hold physical meetings) as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods). Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System. Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to holders in accordance with Condition 17 at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.
6.Written Resolution and Electronic Consent
Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.
For so long as the Bonds are in the form of a Global Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or any other alternative clearing system, then, in respect of any resolution proposed by the Issuer, a Guarantor or the Trustee:
(a)Electronic Consent: where the terms of the resolution proposed by the Issuer, the relevant Guarantor or the Trustee (as the case may be) have been notified to the Bondholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer, the relevant Guarantor and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Principal Paying, Transfer or Conversion Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in principal amount of the Bonds outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date (as defined below). Any resolution passed in such manner shall be binding on all Bondholders, even if the

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relevant consent or instruction proves to be defective. None of the Issuer, the relevant Guarantor or the Trustee shall be liable or responsible to anyone for such reliance.
(i)When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).
(ii)If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.
For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer, a Guarantor or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 4.1 above, unless that meeting is or shall be cancelled or dissolved; and
(b)Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer, the Guarantors and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer, the Guarantors and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder or the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer, the Guarantors and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the person identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a

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particular principal or principal amount of the Bonds is clearly identified together with the amount of such holding. None of the Issuer, the Guarantors or the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.
A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

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Schedule 4

Form of Authorised Signatories Certificate
[On the Headed Paper of the Company]
To:    BNY Mellon Corporate Trustee Services Limited
[Date]
USD 500,000,000 4.250 per cent. Guaranteed Convertible Bonds due 2028
This certificate is delivered to you in accordance with Clause 14.1(e) of the Trust Deed dated 28 November 2023 (as amended, modified, restated and/or supplemented from time to time, the “Trust Deed”) and made between Stillwater Mining Company (the “Issuer”), each of Sibanye Stillwater Limited, Eastern Platinum Proprietary Limited, Kroondal Operations Proprietary Limited, Sibanye Gold Proprietary Limited, Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited (together, the “Guarantors”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.
We hereby certify that:
(a)to the best of our knowledge, as at [●]1, no Event of Default or Potential Event of Default existed [other than [●]]2 and no Event of Default, Potential Event of Default had existed or happened at any time since [●]3 [the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause14.1(e)]4 [other than [●]]5; and
(b)from and including [●]6 [the certification date of the last certificate delivered under Clause 14.1(e)]7 to and including [●]8, [each of] the Issuer and the Guarantor has complied in all respects with its obligations under these presents (as defined in the Trust Deed) [other than [●]]9.
1     Specify a date not more than 7 days before the date of delivery of the certificate.
2     If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.
3     Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(f), otherwise delete.
4     Include unless the certificate is the first certificate delivered under Clause 14(f), in which case delete.
5     If any Event of Default or Potential Event of Default did exist or had happened, give details; otherwise delete.
6     If the Issuer and/or any Guarantor has failed to comply with any obligation(s), give details; otherwise delete.

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for and on behalf of
SIBANYE STILLWATER LIMITED

………………………………………… Authorised Signatory	………………………………………… Authorised Signatory

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Schedule 5

Form of Supplemental Trust Deed
Dated [_____]
Stillwater Mining Company
as Original Issuer
Recycleone Metals US Holdings Inc.
as Substitute Issuer
Sibanye Stillwater Limited
Eastern Platinum Proprietary Limited
Kroondal Operations Proprietary Limited
Sibanye Gold Proprietary Limited
Sibanye Rustenburg Platinum Mines Proprietary Limited
Western Platinum Proprietary Limited
as Guarantors
and
BNY Mellon Corporate Trustee Services Limited
as Trustee
Supplemental Trust Deed
modifying the Trust Deed
made on 28 November 2023

in respect of the

USD500,000,000 4.250 per cent. Guaranteed Senior Unsecured Bonds due 2028 Convertible into Ordinary Shares of Sibanye Stillwater Limited

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This Supplemental Trust Deed is made on [_____]
Between:
(1)STILLWATER MINING COMPANY, a corporation incorporated under the laws of the State of Delaware (the “Original Issuer”);
(2)RECYCLEONE METALS US HOLDINGS INC., a corporation incorporated under the laws of the State of Delaware (the “Substitute Issuer”);
(3)SIBANYE STILLWATER LIMITED, a public company with limited liability incorporated under the laws of the Republic of South Africa (the “Company”);
(4)EASTERN PLATINUM PROPRIETARY LIMITED, KROONDAL OPERATIONS PROPRIETARY LIMITED, SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED, SIBANYE GOLD PROPRIETARY LIMITED and WESTERN PLATINUM PROPRIETARY LIMITED, each a private company with limited liability incorporated under the laws of the Republic of South Africa (together with the Company, the “Guarantors”); and
(5)BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders.
Whereas:
1.On 28 November 2023, the Original Issuer issued USD500,000,000 4.250 per cent. Guaranteed Convertible Senior Unsecured Bonds due 2028 convertible into ordinary shares of the Company (the “Bonds”) constituted by a trust deed dated 28 November 2023 (the “Principal Trust Deed”). This Supplemental Trust Deed is supplemental to the Principal Trust Deed.
2.Clause 21.1 of the Principal Trust Deed provides that, at the request of the Original Issuer or the Company, the Trustee shall (subject to the satisfaction of the conditions provided therein), without any requirement for the consent or approval of the Bondholders, be obliged to concur with the Original Issuer to the substitution of the Substitute Issuer in place of the Original Issuer as principal debtor under the Principal Trust Deed and the Bonds as fully as if the Substitute Issuer had been named in the Principal Trust Deed and the Bonds as the principal debtor in place of the Original Issuer.
3.The parties hereto hereby wish to make certain modifications to the Principal Trust Deed to substitute the Substitute Issuer in place of the Original Issuer as principal debtor under the Principal Trust Deed and the Bonds with effect on and from [_____] (the “Substitution Date”). With effect on and from the Substitution Date, the Substitute Issuer will be deemed to be the “Issuer” for all purposes in respect of the Bonds and the Original Issuer will unconditionally and irrevocably guarantee the obligations and liabilities of the Substitute Issuer in respect of the Bonds on a joint and several basis with the existing Guarantors.
4.By resolutions of the Board of Directors of the Substitute Issuer passed on [_____], the Substitute Issuer resolved to assume all rights and obligations of the Original Issuer as principal debtor in respect of the Bonds pursuant to the Principal Trust Deed.
5.By resolutions of the Board of Directors of the Original Issuer passed on [_____], the Original Issuer resolved to unconditionally and irrevocably guarantee the obligations and liabilities of

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the Substitute Issuer in respect of the Bonds on a joint and several basis with the existing Guarantors.
Now this Supplemental Trust Deed witnesses and it is agreed and declared as follows:
1.Definitions
Capitalised terms used but not defined in this Supplemental Trust Deed shall have the meaning given to them in the Principal Trust Deed save to the extent supplemented or modified herein.
2.Substitution of the Original Issuer
2.1With effect on and from the Substitution Date, the Substitute Issuer shall:
(a)be substituted in place of the Original Issuer as principal debtor under the Bonds and the Principal Trust Deed and all rights, liabilities and obligations of the Original Issuer under, pursuant to or in connection with the Bonds and the Principal Trust Deed shall be transferred to, taken over and assumed by the Substitute Issuer including, but without limitation to the generality of the foregoing, the obligation to pay (a) all interest on the Bonds accrued up to and including the date hereof but unpaid and (b) all other moneys payable in respect of the Bonds or under or pursuant to the Principal Trust Deed accrued up to and including the date hereof but unpaid; and
(b)observe and perform and be bound by all of the covenants, conditions and provisions of the Bonds and the Principal Trust Deed (as modified by this Supplemental Trust Deed) as are expressed to be binding on it.
2.2With effect on and from the Substitution Date, the Original Issuer shall:
(a)irrevocably and unconditionally be released from any and all of its obligations as principal debtor and all rights and liabilities pursuant to the Bonds or the Principal Trust Deed;
(b)become a Guarantor under the Bonds and irrevocably and unconditionally, jointly and severally with the existing Guarantors, guarantee the obligations and liabilities of the Substitute Issuer under the Bonds, on the terms set out in the Principal Trust Deed (as modified by this Supplemental Trust Deed); and
(c)observe and perform and be bound by all of the covenants, conditions and provisions of the Bonds and the Principal Trust Deed in respect thereof as are expressed to be binding on it in its capacity as a Guarantor.
2.3The Substitute Issuer hereby covenants as soon as practicable after the date of this Supplemental Trust Deed (and in any event no later than 14 days from the date of this Supplemental Trust Deed) to give notice of the substitution effected by this Supplemental Trust Deed to the Bondholders in accordance with Clause 21.4 of the Principal Trust Deed.
2.4With effect on and from the Substitution Date:
(a)the existing Global Certificate representing the Bonds shall be replaced by a revised Global Certificate in the form set out in the Annex to this Supplemental Trust Deed; and
(b)the parties hereto agree that all references to the “Issuer”, in the Principal Trust Deed (with the exception of the recitals to the Principal Trust Deed), the Conditions and the

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Bonds shall mean RecycleOne Metals US Holdings Inc. and shall ensure that the Register maintained by the Registrar is amended accordingly.
3.Guarantors’ covenants
On the date hereof, each Guarantor hereby covenants with the Trustee that, with effect on and from the Substitution Date, it will continue to observe and perform and be bound by all of the covenants, conditions and provisions of the Bonds and the Principal Trust Deed (as modified by this Supplemental Trust Deed) in respect thereof as are expressed to be binding on or apply to it.
4.General
4.1This Supplemental Trust Deed is supplemental to the Principal Trust Deed in respect of the Bonds. Accordingly, the Principal Trust Deed and this Supplemental Trust Deed shall, in respect of the Bonds only, henceforth be read and construed as one document. In the event of any inconsistency between the provisions of this Supplemental Trust Deed and the Principal Trust Deed relating solely to the Bonds, the provisions of this Supplemental Trust Deed shall prevail.
4.2Save to the extent modified pursuant to this Supplemental Trust Deed, the terms of the Principal Trust Deed shall remain in full force and effect without amendment.
4.3The provisions of Clauses 26 and 28 to 31 of the Principal Trust Deed shall apply to this Supplemental Trust Deed as they were set out in full in this Supplemental Trust Deed and as if references therein to “this Trust Deed” were references to this Supplemental Trust Deed.

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Annex
Form of Modified Global Certificate
THIS GLOBAL CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS GLOBAL CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.
Common Code: 272583404
ISIN: XS2725834043
Registered No.: ___________
RecycleOne Metals US Holdings Inc.
(incorporated under the laws of the State of Delaware)
Global Certificate
representing
USD 500,000,000 4.250 per cent. Guaranteed Convertible Bonds Due 2028
Unconditionally and irrevocably guaranteed
as to payment of principal, premium (if any) and interest by
Sibanye Stillwater Limited
(incorporated as a public company with limited liability under the laws of the Republic of South Africa)
Stillwater Mining Company
(incorporated under the laws of the State of Delaware)
Eastern Platinum Proprietary Limited, Kroondal Operations Proprietary Limited, Sibanye Gold Proprietary Limited, Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited
(each incorporated as a private company with limited liability under the laws of the Republic of South Africa)
RecycleOne Metals US Holdings Inc. (the “Issuer”) hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the Register as the holder of the aggregate principal amount of USD 500,000,000 of a duly authorised issue of Bonds (the “Bonds”) described above of the Issuer or such other account as is shown on the Register as being represented by this Global Certificate and is duly endorsed (for information purpose only) in the third column of Schedule A to this Global Certificate. References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed referred to below. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Certificate. This Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 28 November 2023 (as supplemented, amended and/or amended and restated from time to time, the “Trust Deed”) and originally made between Stillwater Mining Company, Sibanye Stillwater Limited, Eastern Platinum Proprietary Limited, Kroondal Operations Proprietary Limited, Sibanye Gold Proprietary Limited, Sibanye

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Rustenburg Platinum Mines Proprietary Limited, Western Platinum Proprietary Limited and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) as trustee for the Bondholders.
The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the registered holder hereof on 28 November 2028 and/or on such earlier date(s) as all or any of the Bonds represented by this Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Bonds on each such date and to pay interest (if any) on the principal amount of the Bonds outstanding from time to time represented by this Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed. At maturity, and prior to the payment of any amount due, the registered holder hereof shall surrender this Global Certificate at the specified office of the Registrar at 46 Rue Montoyer, B-1000 Brussels, Belgium, or such other office as may be specified by the Issuer and approved by the Trustee. On any redemption, conversion or purchase and cancellation of any of the Bonds represented by this Global Certificate, details of such redemption, conversion or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register and (for information purposes only) the relevant space in the Schedule hereto recording any such redemption, conversion or purchase and cancellation (as the case may be) shall be endorsed by or on behalf of the Registrar. Upon any such redemption, conversion or purchase and cancellation the principal amount outstanding of this Global Certificate and the Bonds held by the registered holder hereof shall be reduced by the principal amount of such Bonds so redeemed, converted or purchased and cancelled. The principal amount outstanding of this Global Certificate and of the Bonds held by the registered holder hereof following any such redemption, conversion or purchase and cancellation as aforesaid or any exchange as referred to below shall be the outstanding principal amount most recently entered in the Register.
Bonds represented by this Global Certificate are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and the rules and operating procedures of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”).
Upon the exchange of the whole or a part of this Global Certificate for Definitive Certificates (only in the limited circumstances set forth herein), details of such exchange shall be entered by or on behalf of the Issuer in the third column of the Schedule hereto and the relevant space in Register and in the Schedule hereto recording such exchange shall be signed by or on behalf of the Registrar, whereupon the outstanding principal amount of this Global Certificate and the Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amount so exchanged.
This Global Certificate will be exchangeable in whole but not in part (free of charge to the holder) for Definitive Certificates only if (a) either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or (b) any of the circumstances described in Condition 10(a) or Condition 10(b) occurs.
On or after the Exchange Date the holder of this Global Certificate may surrender this Global Certificate to or to the order of the Registrar. In exchange for this Global Certificate the Issuer will deliver, or procure the delivery of Definitive Certificates in registered form, serially numbered, representing Bonds in the denomination of USD 200,000.
“Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Registrar is located and (except in the case of (a) above) in the city in which the relevant clearing system is located.

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Subject as provided in the following paragraph, until the exchange of the whole of this Global Certificate as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Certificates in the form set out in Part 1 of Schedule 2 to the Trust Deed.
Subject as provided in the Trust Deed, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as entitled to a particular principal amount of the Bonds represented by this Global Certificate (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such principal amount of such Bonds for all purposes other than with respect to payments of principal, premium (if any) and other amounts payable on the Bonds for which purpose the registered holder of this Global Certificate shall be deemed to be the holder of such principal amount of the Bonds in accordance with and subject to the terms of this Global Certificate and the Trust Deed.
For so long as all of the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative accountholders rather than by publication as required by Condition 17 provided that the Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed. Any such notice shall be deemed to have been given to the Bondholders on the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.
Notwithstanding the provisions of Condition 8, so long as this Global Certificate is held by or on behalf of a common depositary for Euroclear or Clearstream, Luxembourg, each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means a day on which the Clearing Systems are open for business and such amounts will be paid in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg to the relevant accountholders in whose accounts interests in the Bonds are held.
Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to Bonds represented by this Global Certificate may be exercised in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg by the presentation of one or more Conversion Notices duly completed by or on behalf of the accountholders in whole accounts interest in such Bond are held to the Principal Paying, Transfer and Conversion Agent. The provisions of Condition 6 of the Bonds will otherwise apply.
The options of the Issuer provided for in Conditions 7.2, 7.3 and 7.8 shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, those Conditions.
For so long as all of the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Bondholders provided for in Conditions 7.3, 7.5, 7.6 and 7.7 may be exercised by an accountholder giving notice to the Principal Paying, Transfer and Conversion Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying, Transfer and Conversion Agent by electronic means) of the principal amount of the Bonds in respect of which such option is exercised.

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References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate but this does not affect any right or remedy of any person which exists or is available apart from that Act.
This Global Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the courts of England for all purposes in connection with this Global Certificate.
This Global Certificate shall not be valid unless authenticated by The Bank of New York Mellon SA/NV, Dublin Branch as Registrar.
IN WITNESS whereof the Issuer has caused this Global Certificate to be signed on its behalf.
RECYCLEONE METALS US HOLDINGS INC.

By:
(Duly authorised)
Issued on [●] 20[●].
Certificate of authentication
This Global Certificate is duly authenticated
without recourse, warranty or liability.

Duly authorised
for and on behalf of
The Bank of New York Mellon SA/NV, Dublin Branch
as Registrar

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Schedule
Outstanding Principal Amount
The following (i) exercise of Conversion Rights, (ii) exchanges of this Global Certificate for Definitive Certificates (only in the limited circumstances set forth in the Conditions), (iii) payments of any redemption amount in respect of this Global Certificate and/or (iv) cancellations of interests in this Global Certificate have been made, resulting in the principal amount outstanding hereof being the amount specified in the latest entry in the fourth column:

Date	Amount of increase/ decrease in outstanding principal amount of this Global Certificate	Reasons for increase/ decrease in outstanding principal amount of this Global Certificate (initial issue, cancellation, redemption or payment or exercise of Conversion Rights)	Outstanding principal amount of this Global Certificate following such increase/ decrease	Notation made by or on behalf of the Registrar

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In witness whereof this Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.
The Original Issuer

Executed as a Deed by STILLWATER MINING COMPANY acting by:
The Substitute Issuer

Executed as a Deed by RECYCLEONE METALS US HOLDINGS INC. acting by:

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The Guarantors

Executed as a Deed by SIBANYE STILLWATER LIMITED acting by:
Executed as a Deed by EASTERN PLATINUM PROPRIETARY LIMITED acting by:
Executed as a Deed by KROONDAL OPERATIONS PROPRIETARY LIMITED acting by:
Executed as a Deed by SIBANYE GOLD PROPRIETARY LIMITED acting by:
Executed as a Deed by SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED acting by:
Executed as a Deed by SIBANYE WESTERN PLATINUM PROPRIETARY LIMITED acting by:

The Trustee

Executed and Delivered as a Deed by BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED acting by:

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Signatories
Issuer

Executed as a Deed by STILLWATER MINING COMPANY acting by:	/s/ Charl Keyter
Guarantors

Executed as a Deed by SIBANYE STILLWATER LIMITED acting by:	/s/ Charl Keyter
Executed as a Deed by EASTERN PLATINUM PROPRIETARY LIMITED acting by:	/s/ Roderick Mugovhani
Executed as a Deed by KROONDAL OPERATIONS PROPRIETARY LIMITED acting by:	/s/ Roderick Mugovhani
Executed as a Deed by SIBANYE GOLD PROPRIETARY LIMITED acting by:	/s/ Martin van de Walt
Executed as a Deed by SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED acting by:	/s/ Roderick Mugovhani
Executed as a Deed by WESTERN PLATINUM PROPRIETARY LIMITED acting by:	/s/ Roderick Mugovhani

(Signature Page to the Trust Deed)

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Trustee

Executed as a Deed by BNY Mellon Corporate Trustee Services Limited acting by two Attorneys in the presence of a witness:	/s/ Justin Chow Attorney
/s/ Agnieszka Gozdz Attorney
/s/ Claire Thompson Witnessed by Name: Claire Thompson Address: The Bank of New York Mellon 160 Queen Victoria Street London, EC4V 4LA

(Signature Page to the Trust Deed)

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